================================================================================


                           SHORT TERM CREDIT AGREEMENT


                            dated as of May 13, 2002


                                      among


                           CURTISS-WRIGHT CORPORATION


                                       and


           THE SUBSIDIARY BORROWERS PARTIES HERETO FROM TIME TO TIME,


                                  as Borrowers,


                  THE LENDERS PARTIES HERETO FROM TIME TO TIME


                                       and


                            THE BANK OF NOVA SCOTIA,
                                    as Agent


                              FLEET NATIONAL BANK,
                              as Syndication Agent


                                 SUNTRUST BANK,
                             as Documentation Agent


                                       and


                            THE BANK OF NOVA SCOTIA,
                                as Lead Arranger.


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I     DEFINITIONS; CONSTRUCTION........................................1

     1.01.    Certain Definitions..............................................1

     1.02.    Construction....................................................12

     1.03.    Accounting Principles...........................................12

ARTICLE II    THE CREDITS.....................................................13

     2.01.    Revolving Credit Loans..........................................13

     2.02.    Facility Fee; Reduction of the Revolving Credit Committed
              Amounts.........................................................14

     2.03.    Making of Loans.................................................14

     2.04.    Interest Rates..................................................15

     2.05.    Conversion or Renewal of Interest Rate Options..................19

     2.06.    Prepayments Generally...........................................20

     2.07.    Optional Prepayments............................................20

     2.08.    Interest Payment Dates..........................................21

     2.09.    Pro Rata Treatment; Payments Generally..........................21

     2.10.    Additional Compensation in Certain Circumstances................22

     2.11.    HLT Classification..............................................24

     2.12.    Taxes...........................................................24

     2.13.    Funding by Branch, Subsidiary or Affiliate......................26

     2.14.    Extension of Expiration Date....................................27

     2.15.    Special Provisions for Other Currency Revolving Credit Loans....28

     2.16.    Joint and Several Liability.....................................30

ARTICLE III   REPRESENTATIONS AND WARRANTIES..................................30

     3.01.    Incorporation by Reference......................................30

ARTICLE IV    CONDITIONS OF LENDING...........................................30

     4.01.    Conditions to Making of Initial Loans...........................30

     4.02.    Conditions to All Loans.........................................32

ARTICLE V     COVENANTS.......................................................33

     5.01.    Incorporation by Reference......................................33

ARTICLE VI    EVENTS OF DEFAULT...............................................33

     6.01.    Events of Default...............................................33

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----


     6.02.    Consequences of an Event of Default.............................35

     6.03.    Judgment Currency...............................................36

ARTICLE VII   THE AGENT.......................................................36

     7.01.    Appointment.....................................................36

     7.02.    General Nature of Agent's Duties................................36

     7.03.    Exercise of Powers..............................................37

     7.04.    General Exculpatory Provisions..................................37

     7.05.    Administration by the Agent.....................................38

     7.06.    Lender Not Relying on Agent or Other Lenders....................39

     7.07.    Indemnification.................................................39

     7.08.    Agent in its Individual Capacity................................40

     7.09.    Holders of Notes................................................40

     7.10.    Successor Agent.................................................40

     7.11.    Additional Agents...............................................40

     7.12.    Calculations....................................................41

     7.13.    Agent's Fee.....................................................41

     7.14.    Funding by Agent................................................41

     7.15.    Syndication Agent and Documentation Agent.......................41

ARTICLE VIII  MISCELLANEOUS...................................................41

     8.01.    Holidays........................................................41

     8.02.    Records.........................................................41

     8.03.    Amendments and Waivers..........................................42

     8.04.    No Implied Waiver; Cumulative Remedies..........................43

     8.05.    Notices.........................................................43

     8.06.    Expenses; Taxes; Indemnity......................................43

     8.07.    Severability....................................................45

     8.08.    Prior Understandings............................................45

     8.09.    Duration; Survival..............................................45

     8.10.    Counterparts....................................................45

     8.11.    Limitation on Payments..........................................45

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----


     8.12.    Set-Off.........................................................45

     8.13.    Sharing of Collections..........................................46

     8.14.    Successors and Assigns; Participations; Assignments.............46

     8.15.    Governing Law; Submission to Jurisdiction;Limitation of
              Liability.......................................................49

     8.16.    Confidentiality.................................................50

     8.17.    Headings........................................................51

Exhibits
--------
Exhibit A     Form of Revolving Credit Note
Exhibit B     Form of Opinion of Counsel
Exhibit C     Form of Transfer Supplement
Exhibit D     Form of Curtiss-Wright Guaranty
Exhibit E     Form of Subsidiary Guaranty
Exhibit F     Form of Standard Notice

                           SHORT TERM CREDIT AGREEMENT

     THIS SHORT TERM CREDIT AGREEMENT (this "Agreement"), dated as of May 13, 2002, by and among CURTISS-WRIGHT CORPORATION, a Delaware corporation ("Curtiss-Wright"), the Subsidiary Borrowers (as defined below) party hereto from time to time (collectively with Curtiss-Wright, the "Borrowers", and each individually a "Borrower"), the lenders party hereto from time to time (the "Lenders", as defined further below), FLEET NATIONAL BANK, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), SUNTRUST BANK, as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and THE BANK OF NOVA SCOTIA, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

     WHEREAS, the Borrowers have requested the Agent and the Lenders to enter into this Agreement and extend credit as herein provided;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

     1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "Affected Lender" shall have the meaning set forth in Section 2.04(e) hereof.

     "Affiliate" of Curtiss-Wright or any of its Subsidiaries shall mean any Person which directly or indirectly controls or is controlled by or is under common control with Curtiss-Wright or such Subsidiary, as the case may be. For purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management policies, whether through ownership of voting securities or by contract or otherwise.

     "Anniversary Date" shall mean each May 13 during the term of this Agreement.

     "Applicable Funding Rate" shall have the meaning set forth in Section 2.10(b) hereof.

     "Applicable Location" shall mean (i) except as provided in clause (ii), the Federal Reserve Bank of New York, ABA# 026002532 for further credit to The Bank of Nova Scotia, New York Agency, Account #2835-17, Attention: Doina Levarda,
Reference: Curtiss-Wright, and (ii) in the case of payments denominated in an Other Currency, the appropriate account and location set forth on Schedule I hereto, or in either case, such other location or account designated from time to time by notice from the Agent to the Borrowers and the Lenders.

     "Applicable Margin" shall have the meaning set forth in Section 2.04(b) hereof.

     "Assured Obligation" shall have the meaning set forth in the definition of "Guaranty Equivalent" in this Section 1.01.

     "Available" means, in respect of any Other Currency and any Lender, that such Other Currency is, at the relevant time, (a) readily available to such Lender as deposits in the London or other applicable interbank market in the relevant amount and for the relevant term, (b) is freely convertible into Dollars and (c) is freely transferable for the purposes of this Agreement, but if, notwithstanding that each of the foregoing tests is satisfied:

     (a) such Other Currency is, under the then current legislation or regulations of the country issuing such Other Currency (or under the policy of the central bank of such country) or of the Bank of England or the F.R.S. Board, not permitted to be used for the purposes of this Agreement; or

     (b) there is no, or only insignificant, investor demand for the making of advances having an interest period equivalent to that for the LIBO Rate Portion denominated in an Other Currency which a Borrower has requested be made; or

     (c) there are policy or other reasons which make it undesirable or impractical for a Lender to make a Revolving Credit Loan denominated in such Other Currency available as determined by such Lender in its reasonable discretion;

then such Other Currency may be treated by any Lender as not being Available.

     "Base Rate" shall have the meaning set forth in Section 2.04(a)(i) hereof.

     "Base Rate Option" shall have the meaning set forth in Section 2.04(a) hereof.

     "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.09(c)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

     "Borrower" or "Borrowers" shall have the meaning set forth in the preamble.

     "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the city in which the Agent's Office is located.

     "Change of Control" shall mean that any Person or group of Persons (as used in Sections 13 and 14 of the Exchange Act, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the SEC) under the Exchange Act) of either (i) 50% or more of the combined voting power of all the outstanding voting securities of Curtiss-Wright or (ii) the voting power to elect a majority of the board of directors of Curtiss-Wright.

     "Closing Date" shall mean the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Commitment" of a Lender shall mean the Revolving Credit Commitment of such Lender.

     "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, as such percentage may be adjusted pursuant to Section 2.01(e) and
Section 2.14 hereof, and subject to transfer to another Lender as provided in
Section 8.14 hereof.

     "Consolidated EBIT" shall mean, with respect to Curtiss-Wright and its consolidated Subsidiaries, calculated for each fiscal quarter then ending, and the immediately preceding three fiscal quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated Net Income, plus
(b) Consolidated Interest Expense, plus (c) consolidated foreign, federal and state income tax expenses for such period, plus (d) extraordinary losses for such period, minus (e) extraordinary gains for such period.

     "Consolidated EBITDA" shall mean, with respect to Curtiss-Wright and its consolidated Subsidiaries, calculated for each fiscal quarter then ending, and the immediately preceding three fiscal quarters (determined on a consolidated basis and in accordance with GAAP), the sum of (a) Consolidated EBIT, plus (b) depreciation and amortization of assets for such period (if subtracted from earnings in calculating the same).

     "Consolidated Interest Expense" shall mean, with respect to Curtiss-Wright and its consolidated Subsidiaries calculated for each fiscal quarter then ending, and the immediately preceding three fiscal quarters, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to Indebtedness of Curtiss-Wright and its consolidated Subsidiaries, interest expense for the relevant period that has been capitalized on the balance sheet and interest expense with respect to any Deemed Debt.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or deficit) of Curtiss-Wright and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

     "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of the LIBO Rate Portion, the proceeds of hypothetical receipts by a Notional LIBO Rate Funding Office or by a Lender through a Notional LIBO Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the LIBO Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such LIBO Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

     "Curtiss-Wright Guaranty" shall have the meaning set forth in Section 4.01(n) hereof.

     "Debt Instrument" shall have the meaning set forth in Section 6.01(e) hereof.

     "Deemed Debt" shall mean the amount of indebtedness incurred by Curtiss-Wright and its consolidated Subsidiaries and any special purpose corporation or trust which is an Affiliate of Curtiss-Wright or any of its Subsidiaries in connection with any accounts receivable or inventory financing facility whether or not shown on the balance sheet of Curtiss-Wright or such Subsidiary in accordance with GAAP to the extent not included in the definition of Indebtedness. For purposes of determining the amount of Deemed Debt incurred by any Person in connection with any accounts receivable or inventory financing transaction, the amount of all contingent obligations of such Person shall be included as well as non-recourse indebtedness incurred in connection with such transaction. Deemed Debt shall not include operating leases.

     "Deemed Guarantor" shall have the meaning set forth in the definition of "Guaranty Equivalent" in this Section 1.01.

     "Deemed Obligor" shall have the meaning set forth in the definition of "Guaranty Equivalent" in this Section 1.01.

     "Documentation Agent" shall have the meaning set forth in the preamble.

     "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

     "Dollar Equivalent Amount" of any Revolving Credit Loan shall mean (a) with respect to a Revolving Credit Loan denominated in an Other Currency, an amount equal to the amount of Dollars that the amount of such Other Currency (equal to the principal amount of such Revolving Credit Loan) could purchase at 12:00 p.m., noon, New York time, on the date of determination, based upon the quoted spot rates of the Agent, at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and (b) with respect to a Revolving Credit Loan denominated in US Currency, an amount in Dollars equal to the principal amount of such Revolving Credit Loan.

     "Euro" and "Euros" shall mean the lawful currency of the participating member states of the European Union that adopt a single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union.

     "Event of Default" shall mean any of the Events of Default described in
Section 6.01 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Expiration Date" shall mean May 9, 2003, or such later date to which the Expiration Date may be extended pursuant to Section 2.14 hereof. Notwithstanding the foregoing, no Lender's Commitment shall ever have a remaining term of more than 364 days, and if for any reason the Agent receives the consent of any Lender to an extension of the Expiration Date pursuant to Section 2.14 hereof more than 364 days before the requested new Expiration Date, such consent of such Lender shall be considered absolutely revocable and in no manner binding on such Lender until such date that is 364 days prior to such requested new Expiration Date.

     "Existing Lenders" shall have the meaning set forth in the definition of the Original Credit Agreements.

     "Extension Request" shall have the meaning set forth in Section 2.14 hereof.

     "Facility Fee" shall have the meaning set forth in Section 2.02(a) hereof.

     "Fairfield Property" shall mean the real property located at 300 Fairfield Road, Fairfield, New Jersey 07004.

     "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive absent manifest error) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Funding Breakage Date" shall have the meaning set forth in Section 2.10(b) hereof.

     "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.10(b) hereof.

     "Funding Periods" shall have the meaning set forth in Section 2.04(c) hereof.

     "Funding Segment" of the LIBO Rate Portion of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

     "GAAP" shall have the meaning set forth in Section 1.03 hereof.

     "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the nondelivery of or failure to furnish of such property or services, or (d) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

     "HLT Classification" shall have the meaning set forth in Section 2.11 hereof.

     "Indebtedness" of a Person, at a particular date, shall mean, without duplication, the following: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property; (b) the face amount of all letters of credit (other than standby letters of credit issued for the account of such Person in connection with bids on proposed contracts by such Person) issued for the account of such Person and, without duplication, all drafts drawn under all letters of credit (including standby letters of credit); (c) all liabilities secured by any Lien (other than Permitted Liens permitted under clause (h) of the definition thereof) on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though it has not assumed or become liable for the payment thereof; (d) all Assured Obligations of others as to which such Person is the Deemed Guarantor under a Guaranty Equivalent; and (e) lease obligations of such Person which have been, or which in accordance with GAAP should be, capitalized.

     "Indemnified Parties" shall mean the Agent, the Lenders, their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

     "Judgment Amount" shall have the meaning set forth in Section 6.03 hereof.

     "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 8.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

     "Leverage Ratio" shall mean, with respect to Curtiss-Wright and its consolidated Subsidiaries for any fiscal period, the ratio of (a) Indebtedness of Curtiss-Wright and its consolidated Subsidiaries plus any Deemed Debt plus any Synthetic Lease Obligations, to (b) Consolidated EBITDA plus, in the event of any acquisition by Curtiss-Wright, with respect to the acquired company and without duplication, the sum of (i) the net earnings (or loss), plus (ii) interest expense for such period, plus (iii) consolidated federal and state income tax expenses for such period, plus (iv) depreciation and amortization of assets for such period (if subtracted from earnings in calculating the same), plus (v) extraordinary losses for such period, minus (vi) extraordinary gains for such period, with all of the foregoing amounts to be calculated for the fiscal period then ending, and the immediately preceding three fiscal quarters (determined on a consolidated basis in accordance with GAAP).

     "LIBO Rate" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

     "LIBO Rate Option" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

     "LIBO Rate Portion" of any Revolving Credit Loan or Revolving Credit Loans shall mean at any time the portion, including the whole, of such Revolving Credit Loan or Revolving Credit Loans bearing interest at any time under the LIBO Rate Option or at a rate calculated by reference to the LIBO Rate under
Section 2.09(c)(i) hereof. If no Revolving Credit Loan or Revolving Credit Loans is specified, "LIBO Rate Portion" shall refer to the LIBO Rate Portion of all Revolving Credit Loans outstanding at such time.

     "LIBO Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a)(iii) hereof.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any additional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loan" shall mean any Revolving Credit Loan by a Lender to any Borrower under this Agreement, and "Loans" shall mean all Revolving Credit Loans made by the Lenders under this Agreement.

     "Loan Documents" shall mean this Agreement, the Notes, the Curtiss-Wright Guaranty, the Subsidiary Guarantees, the Transfer Supplements and the Rate Protection Agreements, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

     "London Business Day" shall mean any day in which dealing in deposits in Dollars is carried on by and among banks in the London interbank market and which is a Business Day.

     "Long Term Commitments" shall mean the aggregate "Revolving Credit Commitments" of the "Lenders" (each as defined in the Long Term Credit Agreement) under the Long Term Credit Agreement.

     "Long Term Credit Agreement" shall mean that certain Credit Agreement dated the date hereof, by and among the Borrowers party thereto, the Lenders named therein, the Issuing Banks referred to therein and Scotia Capital, as the Agent, as amended.

     "Loss" shall have the meaning set forth in Section 6.03 hereof.

     "Material Adverse Effect" shall mean (a) a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Curtiss-Wright and its Subsidiaries taken as a whole or (b) a material adverse effect on the ability of Curtiss-Wright and its Subsidiaries taken as a whole to perform or comply with any of the terms and conditions of any Loan Document.

     "Maturity Date" shall mean the date which is one year after the Expiration Date.

     "National Currency Unit" shall have the meaning set forth in Section 2.15 hereof.

     "Nonextending Lender" shall have the meaning set forth in Section 2.14 hereof.

     "Non-Participant State" shall have the meaning set forth in Section 2.15 hereof.

     "Note" or "Notes" shall mean the Revolving Credit Notes of the Borrowers executed and delivered under this Agreement, together with all modifications, amendments, extensions, renewals, refinancings or refundings of any thereof in whole or part.

     "Notional LIBO Rate Funding Office" shall have the meaning set forth in
Section 2.13(a) hereof.

     "Obligations" shall mean all indebtedness, obligations and liabilities of any Borrower to any Lender or the Agent from time to time arising under or in connection with or related to or evidenced by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, accrued but unpaid interest, unpaid fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. The Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

     "Office," when used in connection with the Agent, shall mean its office located at One Liberty Plaza, New York, NY 10006, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrowers.

     "Option" shall mean the Base Rate Option or the LIBO Rate Option, as the case may be.

     "Original Credit Agreements" shall mean (i) that certain Credit Agreement, dated as of December 20, 1999, among Curtiss-Wright, each of the financial institutions party thereto as lenders (the "Existing Lenders"), Mellon Bank, N.A., as agent, The Bank of Nova Scotia, as syndication agent, and PNC Bank, N.A., as documentation agent (collectively, the "Existing

Agents") (as amended, supplemented, amended and restated and otherwise modified from time to time) and (ii) that certain Short Term Credit Agreement, dated as of December 20, 1999, among Curtiss-Wright, the Existing Lenders and the Existing Agents (as amended by Amendment No. 1 thereto dated as of December 19, 2000, Amendment No. 2 thereto dated as of December 14, 2001, and as amended, supplemented, amended and restated and otherwise modified from time to time.

     "Original Due Date" shall have the meaning set forth in Section 6.03 hereof.

     "Other Currency" shall mean Canadian Dollars, British Pounds, Swiss Francs, Danish Krone, Swedish Krona, Euros and any freely available currency that is freely transferable and freely convertible into Dollars and requested by any Borrower and acceptable to all of the Lenders and to the Agent.

     "Participants" shall have the meaning set forth in Section 8.14(b) hereof.

     "Permitted Liens" shall mean (a) Liens arising from taxes, assessments, charges, levies or claims that are not yet due or that remain payable without penalty, (b) deposits or pledges of cash to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of cash of like nature and all in the ordinary course of business, (c) Liens permitted by Section 7.02(b) of the Long Term Credit Agreement, (d) Liens in favor of each of the Agent and the Lenders,
(e) Liens to secure Indebtedness existing on the date hereof, (f) with respect to the Fairfield Property, impediments to marketability arising by reason of the New Jersey Industrial Site Recovery Act, (g) easements, rights of way and other exceptions to title which do not materially affect any Borrower's right of enjoyment of its properties, (h) Liens in favor of customers for amounts paid to any Borrower or any Subsidiary of any Borrower as progress payments, (i) Liens to secure non-recourse Indebtedness, subject to the restrictions set forth in
Section 7.01 and Section 7.03 of the Long Term Credit Agreement, (j) Liens to secure Deemed Debt; provided, that such Liens are limited to the accounts receivable and/or inventory financed in connection with the incurring of such Deemed Debt, and (k) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business by Curtiss-Wright for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     "Person" shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

     "Portion" shall mean the Base Rate Portion or the LIBO Rate Portion, as the case may be.

     "Potential Default" shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

     "Prime Rate" as used herein, shall mean the interest rate per annum established from time to time by Scotia Capital as its "base rate" for Dollars loaned in the United States, which rate may be greater or less than other interest rates charged by Scotia Capital to other borrowers and is not solely based or dependent upon the interest rate which Scotia Capital may charge any particular borrower or class of borrowers.

     "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage.

     "Purchasing Lender" shall have the meaning set forth in Section 8.14(c) hereof.

     "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by any Borrower or any of their respective Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an affiliate of a Lender.

     "Register" shall have the meaning set forth in Section 8.14(d) hereof.

     "Regular Payment Date" shall mean the last day of each June, September, December, and March after the date hereof.

     "Replacement Lender" shall have the meaning set forth in Section 2.14 hereof.

     "Required Lenders" shall mean, as of any date, Lenders which have Commitments constituting, in the aggregate, at least 51% of the total Commitments of all the Lenders.

     "Responsible Officer" shall mean the Chairman, President, any Vice President, the Controller or the Treasurer of any Borrower.

     "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Committed Amount" shall mean, with respect to any Lender, an amount equal to the amount set forth as such Lender's "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as either such amount may have been reduced under Section 2.02 hereof at such time, increased under Section 2.01(e) hereof at such time, and subject to transfer to another Lender as provided in Section 8.14 hereof.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Notes" shall mean the promissory notes of the Borrowers executed and delivered under Section 2.01(c) hereof and any promissory note issued in substitution therefor pursuant to Sections 8.14(c) and 2.14 or any other provisions hereof, together with all amendments, modifications, extensions, renewals, refinancings or refundings thereof in whole or part.

     "Scotia Capital" means The Bank of Nova Scotia in its individual capacity.

     "SEC" means the Securities and Exchange Commission.

     "Significant Subsidiary" shall mean (a) the following Subsidiaries of Curtiss-Wright: Curtiss-Wright Flight Systems, Inc., Curtiss-Wright Flow Control Corporation, Metal Improvement Company, Inc., and (b) any other Subsidiary of Curtiss-Wright (i) which, together with its Subsidiaries (determined on a consolidated basis), has assets with a book value greater than or equal to 20% of the total assets of Curtiss-Wright and its Subsidiaries (determined on a consolidated basis) as of the end of the most recently completed fiscal quarter for which financial information is available, or (ii) which, together with its Subsidiaries (determined on a consolidated basis), has greater than 20% of the net revenues of Curtiss-Wright and its Subsidiaries (determined on a consolidated basis) for the most recent four fiscal quarters for which financial information is available, all determined in accordance with GAAP or (iii) designated as a Significant Subsidiary pursuant to Section 7.13 of the Long Term Credit Agreement.

     "Standard Notice" shall mean notice given substantially in the form of Exhibit F, which notice shall be an irrevocable notice provided to the Agent on a Business Day which is

     (a) provided at least one Business Day in advance in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

     (b) provided at least three London Business Days in advance in the case of selection of, conversion to or renewal of the LIBO Rate Option or prepayment of any LIBO Rate Portion.

     Standard Notice must be provided no later than 10:00 a.m., New York time, on the last day permitted for such notice.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or (b) any partnership, limited liability company, limited liability partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Subsidiary Borrower" shall mean (a) any of the following Subsidiaries of Curtiss-Wright: Curtiss-Wright Flight Systems, Inc., a Delaware corporation; Metal Improvement Company, Inc., a Delaware corporation; Curtiss-Wright Flow Control Corporation, a New York corporation; Curtiss-Wright Flow Control Service Corporation, a Delaware corporation and Curtiss-Wright Antriebstechnik GmbH, a Swiss company and (b) any other Subsidiary of Curtiss-Wright that (i) has executed and delivered to the Agent (A) a Revolving Credit Note and (B) a joinder to this Agreement, in form and substance satisfactory to the Agent, and
(ii) is consented to by the Agent (such consent not to be unreasonably withheld).

     "Subsidiary Guaranty" or "Subsidiary Guarantees" shall have the meanings set forth in Section 4.01(n) hereof.

     "Subsidiary Guarantors" shall mean the Subsidiary Borrowers and Significant Subsidiaries from time to time party to the Subsidiary Guarantees.

     "Syndication Agent" shall have the meaning set forth in the preamble.

     "Synthetic Lease Obligations" shall mean the unconditional lease obligations of a lessee under a lease of the type referred to as a "synthetic lease" that is or should be characterized as an operating lease by the lessee in accordance with GAAP. The amount of any lessee's Synthetic Lease Obligations shall be deemed to be, at the date of determination, the outstanding principal amount of the notes and equity incurred by the lessor to finance or refinance the acquisition of the property covered by the synthetic lease.

     "Taxes" shall have the meaning set forth in Section 2.12(a) hereof.

     "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

     "Transfer Lender Notes" shall have the meaning set forth in Section 8.14(c) hereof.

     "Transfer Supplement" shall have the meaning set forth in Section 8.14(c) hereof.

     "US Currency" shall mean Dollars.

     1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.03. Accounting Principles.

     (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Curtiss-Wright's consolidated financial statements as of December 31, 2001 and for the fiscal year then ended, as referred to in
Section 4.05 hereof, together with such changes in GAAP as may be adopted from time to time which, in the good faith judgment of the Agent, do not have a material adverse effect on Curtiss-Wright's compliance with the covenants contained in this Agreement.

     (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     (c) If and to the extent that the financial statements generally prepared by Curtiss-Wright apply accounting principles other than GAAP, all financial statements referred to in this Agreement or any other Loan Document shall be delivered in duplicate, one set based on the accounting principles then generally applied by Curtiss-Wright and one set based on GAAP. To the extent this Agreement or such other Loan Document requires financial statements to be accompanied by an opinion of independent accountants, each set of financial statements shall be accompanied by such an opinion.

                                   ARTICLE II
                                   THE CREDITS

     2.01. Revolving Credit Loans.

     (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans in either US Currency or in an Other Currency (the "Revolving Credit Loans") to one or more Borrowers at any time or from time to time on or after the date hereof and to but not including the Expiration Date.

     A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Pro Rata share of the total Revolving Credit Loans at any time outstanding would exceed such Lender's Revolving Credit Committed Amount at such time.

     (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder.

     (c) Revolving Credit Notes. The obligations of each Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to them by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of each such Borrower, one to each Lender, dated the Closing Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's "Initial Revolving Credit Committed Amount" (as set forth below its name on the signature pages hereof).

     (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Maturity Date.

     (e) Increase in Revolving Credit Commitments. Upon the written request of Curtiss-Wright, the Revolving Credit Commitments may be increased, (i) by an aggregate amount of $15,000,000 less the amount, if any, by which the Long Term Commitments may have been increased pursuant to Section 2.01(h) of the Long Term Credit Agreement, if approved in writing by the Required Lenders (which must include the Agent), and (ii) by an amount greater than that set forth in subclause (i) of this clause (e), if approved in writing by all the Lenders; provided, that no Lender's Revolving Credit Committed Amount shall be increased without such Lender's approval. The Lenders' Revolving Credit Committed Amounts shall be increased on a Pro Rata basis among the Lenders approving the increase in Commitments. The increase in Commitments shall be subject to the Agent's receipt, for each Lender, of substitute Notes, duly executed by each Borrower, reflecting the amount of such Lender's Revolving Credit Committed Amount after such increase in the Commitments.

     2.02. Facility Fee; Reduction of the Revolving Credit Committed Amounts.

     (a) Facility Fee. Curtiss-Wright shall pay to the Agent for the account of each Lender a non-refundable facility fee (the "Facility Fee") for each day from and including the date hereof to but not including the Maturity Date, whether or not all or any portion of the aggregate Revolving Credit Committed Amounts is then available, in an amount equal to the product of (i) the amount (not less than zero) of such Lender's Revolving Credit Committed Amount on such day, or after the Expiration Date, such Lender's aggregate outstanding principal amount of Notes, if any, on such date, multiplied by (ii) the facility fee percentage determined from the chart set forth below based on the Leverage Ratio, as determined quarterly based upon the financial statements delivered by Curtiss-Wright pursuant to Sections 5.01(f) and 6.01 (or if no such financial statements are timely delivered in accordance with Section 6.01(a) or 6.01(b) of the Long Term Credit Agreement, the Facility Fee percentage shall be 0.35% until the delivery of such financial statements) of the Long Term Agreement with such Facility Fee to be effective as of the first day of the quarter immediately following the quarter for which such financial statements are delivered:

------------------------------------------------------------
Leverage Ratio            Facility Fee Percentage
--------------            -----------------------
------------------------------------------------------------
> 2.5                     0.30%
------------------------------------------------------------
> 1.5 and <= 2.5          0.25%
------------------------------------------------------------
<= 1.5                    0.15%.
------------------------------------------------------------

Such Facility Fee shall be due and payable for the preceding period for which such fee has not been paid (x) on each Regular Payment Date, (y) on the date of each reduction or expiration of the Revolving Credit Committed Amounts (whether optional or mandatory) on the amount so reduced and (z) on the Maturity Date.

     (b) Reduction of the Revolving Credit Committed Amounts. Curtiss-Wright may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the Dollar Equivalent Amount of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by any Borrower under
Section 2.03 hereof. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount which is a minimum amount of $5,000,000 and integral multiples of $500,000 thereof. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than 30 days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice the Facility Fee shall be calculated based upon the Revolving Credit Committed Amounts as so reduced. Upon reduction of the Revolving Credit Committed Amounts to zero, payment in full of all Obligations, this Agreement shall be terminated.

     2.03. Making of Loans. Whenever a Borrower desires that the Lenders make Revolving Credit Loans, such Borrower shall provide Standard Notice to the Agent setting forth the following information:

     (a) The currency, which shall be either US Currency or an Other Currency, in which such Revolving Credit Loans are to be made;

     (b) The party making the borrowing thereunder;

     (c) The date, which shall be a Business Day (in the case of a Base Rate Portion) or London Business Day (in the case of a LIBO Rate Portion), on which such proposed Revolving Credit Loans are to be made;

     (d) The aggregate principal amount of such proposed Revolving Credit Loans, which shall be the sum of the principal amounts selected pursuant to clause (e) of this Section 2.03;

     (e) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the LIBO Rate Portion, as the case may be, of such proposed Revolving Credit Loans; and

     (f) With respect to each such Funding Segment of such proposed Revolving Credit Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Revolving Credit Loan. Unless any applicable condition specified in Article IV hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Revolving Credit Loan available to the Agent (A) with respect to a Loan denominated in US Currency, at the Applicable Location no later than 12:00 noon, New York time, in funds immediately available at the Applicable Location, and (B) with respect to a Loan denominated in an Other Currency, at the Applicable Location, no later than 12:00 noon, London time, in funds immediately available at the Applicable Location. The Agent will make the funds so received available to the applicable Borrower in funds immediately available at the Applicable Location.

     2.04. Interest Rates.

     (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the applicable Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Borrowers may select different options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the LIBO Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the LIBO Rate Portion of the Revolving Credit Loans at any time shall not exceed ten without the approval of the Agent.

          (i) Base Rate Option: The Base Rate Option shall be a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Base Rate for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

          (ii) LIBO Rate Option: The LIBO Rate Option shall be a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the LIBO Rate for such day plus the Applicable Margin for such day. "LIBO Rate" for any day, as used herein, shall mean for each Funding Segment of the LIBO Rate Portion corresponding to a proposed or existing LIBO Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such LIBO Rate Funding Period) that is the applicable British Bankers' Association "Interest Settlement Rate" for deposits in Dollars as it appears on the Dow Jones Market Service (formerly known as the Dow Jones Telerate Service) page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the applicable London interbank offered rate) at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such LIBO Rate Funding Period for delivery on the first day of such LIBO Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such LIBO Rate Funding Period by (B) a number equal to 1.00 minus the LIBO Rate Reserve Percentage.

          (iii) "LIBO Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such system. The LIBO Rate shall be adjusted automatically as of the effective date of each change in the LIBO Rate Reserve Percentage. The LIBO Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "LIBO Rate Reserve Percentage" as herein defined.

     The Agent shall give prompt notice to the applicable Borrower and to the Lenders of the LIBO Rate determined or adjusted in accordance with the definition of the LIBO Rate, which determination or adjustment shall be conclusive absent manifest error.

     (b) Applicable Margin. The "Applicable Margin" for the LIBO Rate Option for any day shall be determined by reference to the Leverage Ratio as determined on such day and shall mean the applicable percentage set forth below:

---------------------------------------------------------------------------
Leverage Ratio             Applicable Margin
--------------             -----------------
---------------------------------------------------------------------------
> 2.5                      1.50%
---------------------------------------------------------------------------
> 2.0 and <= 2.5           1.25%
---------------------------------------------------------------------------
> 1.5 and <= 2.0           1.00%
---------------------------------------------------------------------------
<= 1.5                     0.85%
---------------------------------------------------------------------------

plus during any period from and including the Expiration Date (as such date may have previously been extended) to but excluding the Maturity Date, the Applicable Margin shall be increased by 0.25% per annum.

The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the quarterly compliance certificate most recently delivered by Curtiss-Wright to the Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by Curtiss-Wright to the Agent of a new quarterly compliance certificate pursuant to Section 6.01(c) of the Long Term Credit Agreement. If Curtiss-Wright shall fail to deliver a quarterly compliance certificate within 60 days after the end of any of its fiscal quarters (or within 90 days, in the case of the last fiscal quarter of its fiscal year), the Applicable Margin from and including the 61st (or 91st, as the case may be) day after the end of such fiscal quarter (or fiscal year, as the case may be) to but not including the date Curtiss-Wright delivers to the Agent a quarterly compliance certificate shall conclusively equal the highest Applicable Margin set forth above.

     (c) Funding Periods. At any time when a Borrower shall select, convert to or renew the LIBO Rate Option to apply to any part of the Revolving Credit Loans, the applicable Borrower shall specify one of the following periods (the "Funding Periods") during which the LIBO Rate Option shall apply: One, two, three, six months or twelve months if offered by all of the Lenders in their sole discretion; provided, that:

          (i) Each Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

          (ii) A Borrower may not select a Funding Period that would end after the Maturity Date; and

          (iii) A Borrower shall, in selecting any Funding Period, allow for scheduled mandatory payments and foreseeable mandatory prepayments of the Revolving Credit Loans.

     (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the LIBO Rate Portion of the Revolving Credit Loans, shall be as set forth below:

--------------------------------------------------------------------------------------------------------------
Portion or Funding Segment                     Allowable Aggregate Principal Amounts
--------------------------                     -------------------------------------
--------------------------------------------------------------------------------------------------------------
Base Rate Portion                              an integral multiple of 500,000 of US Currency
                                               (or, in the case of a prepayment and if less, the then
                                               outstanding principal amount of Revolving Credit Loans)
--------------------------------------------------------------------------------------------------------------
Each Funding Segment of the LIBO Rate Portion  an integral multiple of 1,000,000 of US Currency or the
                                               Dollar Equivalent Amount of Other Currency denominated by the applicable Borrower (or, in the case of a prepayment and if less, the then outstanding principal amount of Revolving
                                               Credit Loans)
--------------------------------------------------------------------------------------------------------------

     (e) LIBO Rate Unascertainable; Impracticability. If

          (i) on any date on which a LIBO Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

               (A) adequate and reasonable means do not exist for ascertaining such LIBO Rate,

               (B) a contingency has occurred which materially and adversely affects the secondary market for the interbank eurodollar market, or

               (C) the effective cost to such Lender of funding a proposed Funding Segment of the LIBO Rate Portion from a Corresponding Source of Funds shall exceed the LIBO Rate applicable to such Funding Segment, or

          (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the LIBO Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional LIBO Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrowers of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrowers to select, convert to or renew the LIBO Rate Option, shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrowers (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.

     If any Lender notifies Curtiss-Wright (either in its capacity as Borrower or as recipient of notice on behalf of any Subsidiary Borrower pursuant to
Section 8.05) of a determination under subsection (ii) of this Section 2.04(e), the LIBO Rate Portion of the Revolving Credit Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

     If at the time the Agent or any Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) any Borrower previously has notified the Agent that it wishes to select, convert to or renew the LIBO Rate Option, with respect to any proposed Revolving Credit Loans but such Revolving Credit Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the LIBO Rate Option with respect to such Revolving Credit Loans or, in the case of a determination by any Lender, such Revolving Credit Loans of such Lender.

     (f) Availability of Funds. If at any time any Lender cannot access funds through traditional sources, as determined by such Lender in good faith (which determination shall be conclusive absent manifest error), then the interest rate applicable to such Lender's Pro Rata share of the Loans shall be equal to (i) the Federal Funds Effective Rate then in effect, plus (ii) 1.50%, plus (iii) in the case of a LIBO Rate Portion, the Applicable Margin determined by reference to the Leverage Ratio on such date.

     2.05. Conversion or Renewal of Interest Rate Options.

     (a) Conversion or Renewal. Subject to the provisions of Sections 2.04(e) and 2.04(f) hereof, unless an Event of Default shall have occurred and be continuing, any Borrower may convert any part of its Revolving Credit Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the LIBO Rate Option as to any Funding Segment of the LIBO Rate Portion:

          (i) At any time with respect to conversion from the Base Rate Option;
     or

          (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the LIBO Rate Option, as to the Funding Segment corresponding to such expiring Funding Period.

Whenever a Borrower desires to convert or renew any interest rate Option or Options, such Borrower shall provide to the Agent Standard Notice setting forth the following information:

     (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

     (x) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the LIBO Rate Portion to be converted from or renewed;

     (y) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the LIBO Rate Portion to be converted; and

     (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Revolving Credit Loans as so converted or renewed. Interest on the principal amount of any part of the Revolving Credit Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

     (b) Failure to Convert or Renew. Absent due notice from any Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the LIBO Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period; provided, however, that if any LIBO Rate Portion is in an Other Currency, such portion shall be renewed automatically for one month on the last day of the expiring Funding Period.

     2.06. Prepayments Generally. Whenever a Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

     (a) In the case of a LIBO Rate Portion, subject to Section 2.09(b), the currency in which such prepayment is to be made;

     (b) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

     (c) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.06; and

     (d) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the LIBO Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each Funding Segment of the LIBO Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

     2.07. Optional Prepayments. The Borrowers shall have the right at their option from time to time to prepay their Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):

     (a) At any time with respect to any part of the Base Rate Portion; or

     (b) At the expiration of any Funding Period with respect to prepayment of the LIBO Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

     2.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable in arrears on the last day of each month. Interest on each Funding Segment of the LIBO Rate Portion shall be due and payable on the last day of the corresponding LIBO Rate Funding Period and, if such LIBO Rate Funding Period is longer than three months, on each Regular Payment Date. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

     2.09. Pro Rata Treatment; Payments Generally.

     (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Facility Fees due from the Borrowers hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in Section 2.04(e) hereof and payments to a Lender under Sections 2.10 or 2.12 hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

     (b) Payments Generally. The parties agree that (i) all payments and prepayments of principal, interest and other amounts in connection with Loans denominated in US Currency and all fees shall be made in US Currency and (ii) all payments of principal, interest and other amounts (other than fees) in connection with Revolving Credit Loans denominated in any Other Currency shall be made in such Other Currency. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers in US Currency shall be payable by 12:00 noon, New York time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Except for payments under Sections 2.10 and 8.06, such payments shall be made to the Agent at the Applicable Location in US Currency in funds immediately available at the Applicable Location without setoff, counterclaim or other deduction of any nature. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers in any Other Currency shall be payable by 12:00 noon, London time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Except for payments under Sections 2.10 and 8.06, such payments shall be made to the Agent at the Applicable Location in such Other Currency in funds immediately available at the Applicable Location without setoff, counterclaim or other deduction of any nature. Any payment or prepayment received (i) in US Currency by the Agent or such Lender after 12:00 noon, New York time, on any day shall be deemed to have been received on the next succeeding Business Day and (ii) in any Other Currency by the Agent or such Lender after 12:00 noon, London time, on any day shall be deemed to have been received on the next succeeding London Business Day.

The Agent shall distribute to the Lenders all such payments received by it from the Borrowers as promptly as practicable after receipt by the Agent.

     (c) Default Interest. To the extent permitted by law, from and after the date on which an Event of Default shall have occurred hereunder, and so long as such Event of Default continues to exist, principal, interest, fees, indemnity, expenses or any other amounts due from the Borrowers hereunder or under any other Loan Document, shall bear interest for each day (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

          (i) In the case of any part of LIBO Rate Portion of any Revolving Credit Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

          (ii) In the case of any other amount due from the Borrowers hereunder or under any Loan Document, 2% above the then-current Base Rate Option.

To the extent permitted by law, interest accrued under this Section 2.09 on any amount shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

     2.10. Additional Compensation in Certain Circumstances.

     (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

          (i) subjects any Lender or any Notional LIBO Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, commitment fees or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional LIBO Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional LIBO Rate Funding Office is located),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional LIBO Rate Funding Office (other than requirements expressly included herein in the determination of the LIBO Rate hereunder),

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional LIBO Rate Funding Office, or

     (B) otherwise applicable to the obligations of any Lender or any Notional LIBO Rate Funding Office under this Agreement, or

          (iv) imposes upon any Lender or any Notional LIBO Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional LIBO Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems in good faith to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the LIBO Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional LIBO Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrowers to such Lender five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option. A certificate by such Lender as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error.

     (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any LIBO Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period or any Loans not being made as LIBO Rate Loans in accordance with the Standard Notice (the date such amount so becomes due, or is so paid, prepaid or converted, or is not made being referred to as the "Funding Breakage Date"), the Borrowers shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

          (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Revolving Credit Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, or not made times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Applicable Funding Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

          (ii) the Funding Breakage Indemnity to be paid by the Borrowers to such Lender shall be the amount equal to the present value as of the Funding Breakage Date

     (discounted at the Applicable Funding Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

     For purposes of this Section, the term "Applicable Funding Rate" shall mean
(i) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a particular Funding Segment for which the corresponding Funding Period was originally one year or longer, the Federal Funds Effective Rate, and
(ii) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a Funding Segment for which the corresponding Funding Period was originally less than one year, the LIBO Rate.

     Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrowers shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option applicable to the Loans (calculated on the basis of a year of 360 days and actual days elapsed).

     The amount payable to each Lender under this Section 2.10(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

     2.11. HLT Classification. In the event that after the date hereof the Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification") by any Governmental Authority having jurisdiction over any Lender, such Lender may in its discretion from time to time so notify the Agent, and upon receiving such notice the Agent shall promptly give notice of such event to the Borrowers and the Lenders. In such event the parties hereto shall commence negotiations to agree on revised Facility Fees, interest rates and Applicable Margins hereunder. If the parties hereto fail to agree on such matters in their respective absolute discretion within 60 days of the notice given by the Agent referred to above, then the Required Lenders may at any time or from time to time thereafter direct the Agent to (a) by ten Business Days' notice to the Borrowers, terminate any or all of the Commitments, and any such Commitments shall thereupon terminate, or (b) by ten Business Days' notice to the Borrowers, declare the Obligations, together with (without duplication) accrued interest thereon, to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue. The Lenders acknowledge that an HLT Classification is not an Event of Default or Potential Default hereunder.

     2.12. Taxes.

     (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding, unless required by Law, for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

          (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

          (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrowers shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrowers with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof.

     (b) Indemnity. The Borrowers hereby indemnify the Agent and each of the Lenders for the full amount of such Taxes and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes but excluding any claims, liabilities or losses with respect to or arising from omissions to pay or delays in payment attributable to the act or omission of the Agent or any Lender), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

     (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrowers and the Agent

          (i) two valid, duly completed copies of United States Internal Revenue Service Form W-8ECI or United States Internal Revenue Form W-8BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

          (ii) a valid, duly completed Internal Revenue Service Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrowers and the Agent a Form W-8BEN and Form W-8, or successor applicable forms agrees to deliver to the Borrowers and the Agent two further copies of the said Form W-8ECI or W-8BEN and Form W-8, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying in the case of a Form W-8ECI or Form W-8BEN that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8, establishing an exemption from United States backup withholding tax.

     2.13. Funding by Branch, Subsidiary or Affiliate.

     (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the LIBO Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional LIBO Rate Funding Office". Such Lender shall deem any part of the LIBO Rate Portion of the Revolving Credit Loans or the funding therefor to have been transferred to a different Notional LIBO Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrowers under Section 2.10(a) hereof, or if such Lender determines in its sole discretion that such transfer would be practicable and would not have a Material Adverse Effect on such part of the Revolving Credit Loans, such Lender or any Notional LIBO Rate Funding Office (it being assumed for purposes of such determination that each part of the LIBO Rate Portion is actually made or maintained by or funded through the corresponding Notional LIBO Rate Funding Office). Notional LIBO Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Revolving Credit Loans or any sources of funding actually used by or available to such Lender.

     (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the LIBO Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the LIBO Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrowers to issue one or more substitute promissory notes in the principal amount of such LIBO Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrowers; provided, that if a Lender requests the Borrowers to issue one or more substitute promissory notes in accordance with clause (ii) above, the amount of the Note payable to such Lender shall automatically be reduced accordingly. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.13(b). If any applicable Lender causes a branch, subsidiary or affiliate to make or maintain any part of the LIBO Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the LIBO Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the LIBO Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

     2.14. Extension of Expiration Date. (a) The Revolving Credit Commitment of each of the Lenders shall expire and shall be automatically reduced to zero on the Expiration Date. Not later than 45 days and not sooner than 60 days immediately preceding the Expiration Date then in effect, if Curtiss-Wright wishes the Lenders to extend the Expiration Date to the date which is 364 days after the then effective Expiration Date (or, if such date is not a Business Day, the next preceding Business Day), Curtiss-Wright shall so advise the Agent in writing (an "Extension Request"). The Agent shall thereupon promptly notify each of the Lenders of such Extension Request of Curtiss-Wright. Within 20 days of its receipt of such Extension Request from Curtiss-Wright, the Agent shall notify Curtiss-Wright as to whether the Lenders have agreed so to extend the Expiration Date and, if so, as to any additional or different terms on which such extension is conditioned (the decision to consent to or reject an Extension Request being a new credit determination by each Lender, and the determination of each Lender as to whether to agree to such extension and upon what terms being in the sole, absolute and unconditional discretion of each Lender). If such notice contains any such additional or different terms, Curtiss-Wright shall advise the Agent in writing within 5 days next following receipt of such notice from the Agent as to whether Curtiss-Wright agrees to such terms. If Curtiss-Wright notifies the Agent that it so agrees, or if the Agent's notice that the Lenders have agreed to extend the Expiration Date contains no such additional or different terms, the Expiration Date shall automatically be extended to the date which is 364 days after the then effective Expiration Date (or, if such date is not a Business Day, the next preceding Business Day). If the Agent fails to notify Curtiss-Wright within 20 days of the Agent's receipt of any Extension Request from Curtiss-Wright as specified above as to whether the Lenders have agreed to such Extension Request, the Lenders shall be deemed not to have agreed to such Extension Request.

     (b) If (i) any Lender notifies the Agent in writing that it will not consent to such Extension Request or (ii) all of the Lenders have not in writing expressly consented to any such Extension Request as provided in the preceding paragraph, then the Agent shall so notify Curtiss-Wright and Curtiss-Wright, at its option, may (x) withdraw such Extension Request up to 5 days before the then current Expiration Date, or (y) replace each Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to the Agent (a "Replacement Lender") by giving notice (not later than the date 20 days prior to the then current Expiration Date) of the name of such Replacement Lender to the Agent; provided, that unless the Required Lenders (including Replacement Lenders) have agreed to such Extension Request on or before the 20th day prior to such Anniversary Date, such Extension Request shall be automatically withdrawn. Unless the Agent shall object to the identity of such proposed Replacement Lender prior to the date 5 days prior to the then current Expiration Date, upon notice from the Agent, each Nonextending Lender shall promptly (but in no event later than the then current Expiration Date) assign all of its interests hereunder to such Replacement Lender in consideration for an amount equal to such Nonextending Lender's Pro Rata share of the outstanding principal amount of the Revolving Credit Loans, plus accrued but unpaid fees and all other amounts owing to such Nonextending Lender under the Loan Documents, all in accordance with the provisions of Section 8.14(c) hereof. If the Required Lenders agree to such Extension Request in accordance with this Section 2.14, the then current Expiration Date shall be extended in accordance with such Extension Request; provided, however, that with respect to each Nonextending Lender that has not been replaced by Curtiss-Wright in accordance with the terms of this Section 2.14, the Commitment of each such Nonextending Lender shall terminate on the original Expiration Date (as such date may have been previously extended), and the Borrowers shall pay to the Agent for the account of each such Nonextending Lender on or before the then current Expiration Date, such Nonextending Lender's Pro Rata share of the principal of and interest on all outstanding Revolving Credit Loans, plus accrued but unpaid fees and all other amounts owing to such Nonextending Lender under the Loan Documents, and the sum of the aggregate Revolving Credit Committed Amounts shall be irrevocably reduced by an amount equal to the sum of the aggregate Revolving Credit Committed Amounts of all Nonextending Lenders. If all Lenders consent to any such Extension Request (or, if all Nonextending Lenders are replaced in accordance with this Section 2.14), then as of 5:00 p.m. New York time on the then current Expiration Date, such Expiration Date shall be deemed to have been extended for the period requested by Curtiss-Wright in the related Extension Request.

     2.15. Special Provisions for Other Currency Revolving Credit Loans.

     (a) Dollar Equivalent Amounts.

          (i) Calculation of Dollar Equivalent Amounts. Upon each making and upon each payment with respect to a Revolving Credit Loan denominated in an Other Currency, the Agent shall calculate the Dollar Equivalent Amount of such Revolving Credit Loan, as the case may be, and shall provide written confirmation to the Lenders.

          (ii) Recalculation of Dollar Equivalent Amounts. In determining the Dollar Equivalent Amount of the aggregate Revolving Credit Loans of the Lenders, the Agent may use the respective Dollar Equivalent Amounts for the Revolving Credit Loans pursuant to paragraph (i) of this subsection (a), unless such Dollar Equivalent Amount so calculated exceeds 90% of the sum of the aggregate Revolving Credit Committed Amounts, in which case the Agent shall recalculate the Dollar Equivalent Amount of the Revolving Credit Loans outstanding no less frequently than once each week. The Agent may recalculate the Dollar Equivalent Amounts of each of the Revolving Credit Loans as frequently as it determines to do so in its discretion; provided, that such recalculation shall be made for all of the Revolving Credit Loans no less frequently than once each week during any period when the aggregate Dollar Equivalent Amount of the aggregate Credit Exposure of the Lenders exceeds 90% of the sum of the aggregate Revolving

     Credit Committed Amounts. The Dollar Equivalent Amount so determined shall become effective on the first Business Day immediately following the relevant calculation date.

     (b) Unavailability.

          (i) General. If, in the reasonable judgment of the Agent, any Other Currency ceases to be available and freely tradable in the London foreign exchange market, such Other Currency shall cease to be an Other Currency. The Agent shall give prompt notice to the Borrowers and the Lenders of such event. In the event that (A) the Agent has determined that an Other Currency has ceased to be available and freely tradable in the London foreign exchange market and (B) the Agent has determined in good faith that such Other Currency is not otherwise available to the Borrowers, then, on the date any Revolving Credit Loan denominated in such Other Currency would become due under the terms of this Agreement (other than as a result of an optional prepayment under Section 2.07 or of the acceleration of such Revolving Credit Loans under Section 8.02), the Borrowers shall repay such Revolving Credit Loans by paying to each Lender an amount in Dollars equal to the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) necessary to compensate such Lender for the principal of and accrued interest on such Revolving Credit Loans and any additional cost, expense or loss incurred by such Lender as a result of such Revolving Credit Loans being repaid in Dollars (rather than in the denominated Other Currency).

     (c) Notification of Request. If any Borrower requests a Revolving Credit Loan be made in an Other Currency, or if pursuant to any conversion or renewal of a LIBO Rate Portion any Borrower elects to continue any LIBO Rate Portion denominated in an Other Currency, the Agent shall in the notice given to the Lenders pursuant to Section 2.03, give details of such request or election including, as the case may be, the aggregate principal amount of the LIBO Rate Portion in such Other Currency to be made by each Lender pursuant to the terms of this Agreement or the aggregate principal amount of such LIBO Rate Loans to be continued by each Lender pursuant to the terms of this Agreement.

     (d) Availability. Each Lender shall be treated as having confirmed that the Other Currency requested, or elected by such Borrower to be continued, is Available to it unless no later than 12:00 noon (New York City time) two Business Days prior to the day such Revolving Credit Loans are proposed to be made, or the proposed continuation, it shall have notified the Agent that such Other Currency is not Available.

     (e) Notification of Availability. In the event the Agent has received notification from any of the Lenders that the Other Currency requested or elected by such Borrower to be continued is not Available, then the Agent shall notify Curtiss-Wright and the Lenders thereof no later than 2:00 p.m. (New York City time) two Business Days prior to the day such Revolving Credit Loans are proposed to be made or of such proposed continuation.

     (f) Consequences of Unavailability. If the Agent notifies Curtiss Wright pursuant to clause (e) above that any of the Lenders has notified the Agent that the Other Currency requested or elected by a Borrower to be continued is not Available, such notification shall (i) in the case of any request to make Revolving Credit Loans, revoke such request and (ii) in the case of any notice of conversion or renewal, result in the LIBO Rate Portion denominated in such Other Currency being automatically converted into a LIBO Rate Portion denominated in Dollars for a one month interest period on the last day of the then-current interest period with respect to such LIBO Rate Portion denominated in such Other Currency.

     (g) Adoption of Euro. If and to the extent that, following the Closing Date, any state that is not a participating member state of the European Union that has adopted the Euro as its currency (a "Non-Participant State") adopts the Euro as its currency, the following provisions shall apply in relation to such Non-Participant State (and the currency of such Non-Participant State):

          (i) All amounts denominated in the currency of such Non-Participant State prior to its adoption of the Euro (the "National Currency Unit") shall be redenominated into Euros in accordance with applicable legislation and paid by the debtor either in Euros or in that National Currency Unit and all amounts denominated in Euros shall be paid by the debtor in Euros unless applicable legislation provides otherwise; provided, that if and to the extent that applicable legislation provides that an amount denominated either in the Euro or in the National Currency Unit of such Non-Participant State and payable within such Non-Participant State by crediting an account of the creditor can be paid by the debtor either in Euros or in that National Currency Unit, any party to this Agreement shall be entitled to pay or repay any such amount either in Euros or in such National Currency Unit.

          (ii) If the basis of accrual of interest or fees expressed in this Agreement with respect to the National Currency Unit of such Non-Participant State shall be inconsistent with any convention or practice in the London, England interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Non-Participant State adopts the Euro as its currency.

          (iii) Without prejudice to the respective liabilities of each Borrower to the Lenders and the Agents under or pursuant to this Agreement, except as expressly provided in this clause (iii), each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent in consultation with Curtiss-Wright may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in such Non-Participant State.

     2.16. Joint and Several Liability. All of the Borrowers hereby acknowledge, covenant and agree that all Obligations, liabilities and covenants made, incurred and undertaken by them under this Agreement and the other Loan Documents, including, without limitation, all obligations to pay principal, interest, fees and expenses, are on a joint and several basis.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.01. Incorporation by Reference. The representations and warranties contained in the Long Term Credit Agreement and the defined terms used therein are incorporated herein by reference as if set forth in full. The Borrowers hereby represent and warrant to the Agent and each Lender that such representations and warranties of the Borrowers contained therein are true and correct.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

     4.01. Conditions to Making of Initial Loans. The obligation of each Lender to make Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan of the following conditions precedent, in addition to the conditions precedent set forth in
Section 4.02 hereof:

     (a) Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by each Borrower, and an executed Revolving Credit Note for each Lender, conforming to the requirements hereof, duly executed on behalf of each Borrower.

     (b) Opinion of Counsel. There shall have been delivered to the Agent an opinion of counsel of each Borrower, dated the Closing Date in substantially the form attached hereto as Exhibit B.

     (c) No Default. On the Closing Date, no Potential Default or Event of Default shall have occurred or be continuing.

     (d) Representations and Warranties. On the Closing Date, all representations and warranties of each Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

     (e) Proceedings. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of each Borrower dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each Borrower in effect on such date, (ii) true copies of all corporate or other action taken by each Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Borrower executing this Agreement and the other Loan Documents to which each Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of each Borrower in its state of organization (where applicable).

     (f) Financial Statements. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements referred to in
Section 4.05 of the Long Term Credit Agreement.

     (g) Fees, Expenses, etc. All fees and other compensation required to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

     (h) Financial Forecast. The Agent shall have received the five-year financial forecast of Curtiss-Wright, including balance sheets, income statements and cash flow statements, and shall have determined, in its absolute discretion, that the five-year forecast is satisfactory.

     (i) Environmental Reports. The Agent shall have received appropriate environmental reports with respect to the properties of Curtiss-Wright and its Subsidiaries, in form and substance satisfactory to the Agent, and shall have determined in its absolute discretion that such reports are satisfactory.

     (j) Material Adverse Change. No material adverse change in the assets, business, condition (financial or otherwise), operations or prospects of Curtiss-Wright and its consolidated Subsidiaries considered as a whole has occurred since December 31, 2001.

     (k) No Litigation. There shall be no actions, suits, arbitration proceedings or other proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower, or any properties or rights of any Borrower which, if determined adversely to any Borrower, would have a Material Adverse Effect, or which seeks to challenge or prevent or declare illegal the transactions contemplated by this Agreement or any of the Loan Documents.

     (l) Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments as may be requested by any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, each Lender and their counsel. The Agent, each Lender and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Agent or such counsel shall reasonably request.

     (m) Original Credit Agreements. The Original Credit Agreements shall have been terminated and shall be of no further force and effect, and all amounts outstanding thereunder shall have been paid in full.

     (n) Guarantees. The Agent shall have received (i) a Guaranty and Suretyship Agreement in substantially the form of Exhibit D hereto (the "Curtiss-Wright Guaranty"), duly executed by Curtiss-Wright and (ii) a Guaranty and Suretyship Agreement in substantially the form of Exhibit E hereto (each a "Subsidiary Guaranty" and collectively the "Subsidiary Guarantees"), duly executed by each Subsidiary Borrower and each Significant Subsidiary.

     4.02. Conditions to All Loans. The obligation of each Lender to make any Loan (including the initial Loans) is subject to performance by each Borrower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and satisfaction of the following further conditions precedent:

     (a) Notice. Appropriate notice of such Loan shall have been given by the applicable Borrower as provided in Article II hereof.

     (b) Representations and Warranties. On the date of the making of such Loan, all representations and warranties of each Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date) with the same force and effect as though such representations and warranties had been made on and as of such time.

     (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

     (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

Each request by any Borrower for any Loan (including the initial Loans) shall constitute a representation and warranty by such Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the applicable Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by such Borrower that the conditions referred to in this Section
4.02 have been satisfied as of the date such Loan is made.

                                    ARTICLE V
                                    COVENANTS

     5.01. Incorporation by Reference. Each of the covenants set forth in
Article VI and Article VII of the Long Term Credit Agreement and the defined terms used therein, each as in effect on the date hereof, are hereby incorporated by reference as if set forth in full in this Agreement. Any modifications or amendments to this Article V shall be made in accordance with
Section 8.03 hereof.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     6.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

     (a) Any Borrower shall fail to pay when due principal of any Loan.

     (b) Any Borrower shall fail to pay when due interest on any Loan, or any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of five days.

     (c) Any representation or warranty made or deemed made by any Borrower in or pursuant to any Loan Document or in any certificate delivered thereunder, or any statement made by any Borrower in any financial statement, certificate, report, exhibit or document furnished by any Borrower to either the Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     (d) An Event of Default shall have occurred and be continuing under the Long Term Credit Agreement.

     (e) (i) Any Borrower shall fail to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument (other than a non-recourse obligation) to which any Borrower is a party or by which it is bound, or to which any of its properties or assets is subject (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may at the time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or
(ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may at such time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (iii) any Borrower shall fail to pay any Indebtedness when due, pursuant to demand under any Debt Instrument or otherwise; provided, however, that each of clauses (i), (ii) and (iii) above shall be subject to any applicable grace period provided in the relevant Debt Instrument; and provided, further, that the provisions of this Section 6.01(e) shall be applicable only if the aggregate principal amount of such Indebtedness exceeds $5,000,000.

     (f) One or more final judgments for the payment of money shall have been entered against any Borrower, which judgment or judgments exceed $5,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged, in effect, and unstayed or unbonded for a period of thirty consecutive days.

     (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $5,000,000 shall have been issued against any Borrower or any of its properties and shall have remained undischarged, in effect and unstayed or unbonded for a period of thirty consecutive days.

     (h) A Change of Control shall have occurred.

     (i) This Agreement or any Loan Document or term or provision hereof or thereof shall cease to be in full force and effect, or any Borrower shall, or shall purport to, terminate (other than termination in accordance with the last sentence of Section 2.02(b) hereof), repudiate, declare voidable or void or otherwise contest, this Agreement or any Loan Document or term or provision hereof or thereof or any obligation or liability of any Borrower hereunder or thereunder.

     (j) Any one or more Termination Events (as defined in the Long Term Credit Agreement) shall have occurred.

     (k) A proceeding shall have been instituted in respect of any Borrower or any Subsidiary of any Borrower:

          (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

          (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property,

     and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed, unstayed and unbonded for a period of sixty consecutive days.

     (l) Any Borrower or any Subsidiary of any Borrower shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.01(k)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.01(k)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

     (m) Any consent, approval or other action by any Governmental Authority that is necessary for the valid execution, delivery or performance by the Borrowers of this Agreement ceases to be in full force and effect and the cessation of such consent, approval or other action could reasonably be expected to have a Material Adverse Effect.

     (n) Curtiss-Wright shall cease to own, beneficially or of record, directly or indirectly, 100% of the issued and outstanding shares of capital stock of any Significant Subsidiary or any other Subsidiary Borrower.

     6.02. Consequences of an Event of Default.

     (a) If an Event of Default specified in subsections (a) through (j), (m) or
(n) of Section 6.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder and the Agent, upon the written request of the Required Lenders shall, by notice to the Borrowers, from time to time do any or all of the following:

          (i) Declare the Revolving Credit Commitments terminated, whereupon the Commitments will terminate and any fees accrued but unpaid hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

     (b) If an Event of Default specified in subsection (k) or (l) of Section
6.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans and the unpaid principal amount of the Loans and interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

     6.03. Judgment Currency. If any Lender or the Agent obtains a judgment against any Borrower in an Other Currency, the obligations of such Borrower in respect of any sum adjudged to be due to such Lender or the Agent hereunder or under the Revolving Credit Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Lender or the Agent of the Judgment Amount in such Other Currency, such Lender or Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount was originally due and owing to the Lenders or the Agent hereunder or under the Revolving Credit Notes (the "Original Due Date") (excluding the portion of the Judgment Amount which has accrued as a result of the failure of any Borrower to pay the sum originally due hereunder or under the Revolving Credit Notes when it was originally due hereunder or under the Revolving Credit Notes) (the "Loss"), the Borrowers agree to indemnify such Lender or the Agent, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Lender or the Agent agrees to remit such excess to the applicable Borrower.

                                   ARTICLE VII
                                    THE AGENT

     7.01. Appointment. Each Lender hereby irrevocably appoints Scotia Capital to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Scotia Capital hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 7.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

     7.02. General Nature of Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

     (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist; provided, however, that nothing contained in this Article VII shall affect the express duties and responsibilities of the Agent to the Borrowers under this Agreement and the other Loan Documents.

     (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

     (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrowers or any other Person (except only for its relationship as agent for the Lenders, and its express duties and responsibilities to the Lenders and the Borrowers, as provided in this Agreement and the other Loan Documents).

     (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     7.03. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. Subject to Section 7.04(a) hereof, the Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the

Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section 7.03.

     7.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

     (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

     (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, or (iii) any failure of any Lender to perform any of its obligations under this Agreement or any other Loan Document.

     (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrowers or their respective Subsidiaries, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrowers or their respective Subsidiaries, or any other Person, or (iii) except to the extent set forth in Section 7.05(f) hereof, the existence of any Event of Default or Potential Default.

     (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

     7.05. Administration by the Agent.

     (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

     (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or any Lender, such matter may be established by a certificate of the applicable Borrower or such Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

     (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

     (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected and supervised by it with reasonable care.

     (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Potential Default. If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

     7.06. Lender Not Relying on Agent or Other Lenders. Each Lender acknowledges as follows: (a) neither the Agent nor any other Lender has made any representations or warranties to such Lender, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it; (b) such Lender has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) such Lender will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

     7.07. Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrowers and without limitation of the obligations of the Borrowers to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided, that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section 7.07 shall be due and payable on demand, and to the extent that any Lender fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which for each day shall be equal to the Prime Rate.

     7.08. Agent in its Individual Capacity. With respect to the Commitments and the Obligations owing to the Agent, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Borrower and any stockholder, subsidiary or affiliate of any Borrower, as though the Agent were not the Agent hereunder.

     7.09. Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section
8.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

     7.10. Successor Agent. The Agent may resign at any time by giving 10 days' prior written notice thereof to the Lenders and the Borrowers. The Agent may be removed by the Required Lenders, without cause, at any time by giving 10 days' prior written notice thereof to the Agent, the other Lenders and the Borrowers. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to such Borrower or Lender for whose account such payment is made.

     7.11. Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders and if the Borrowers and the Required Lenders shall consent (which consent shall not be unreasonably withheld), the Agent and the Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

     7.12. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled.

     7.13. Agent's Fee. Curtiss-Wright agrees to pay to the Agent, for its individual account, the Agent's fees in the amounts set forth in the Short Term Facility Fee Letter by and between Curtiss-Wright and Scotia Capital (or one of its affiliates) dated March 28, 2002.

     7.14. Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by any Borrower to be made that such Lender will not make its Pro Rata share of such Loans, the Agent may assume that such Lender will make its Pro Rata share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to any Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the applicable Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

     7.15. Syndication Agent and Documentation Agent. The titles "Syndication Agent" and "Documentation Agent" given to certain Lenders named on the cover page of this Agreement are purely honorific, and no Syndication Agent or Documentation Agent, as the case may be, in its capacity as such, shall have any liabilities, duties or responsibilities hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     8.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount and the accrued and unpaid Facility Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

     8.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Required Lenders and the Borrowers may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrowers, the Agent or any Lender. Any such amendment, modification or supplement made in accordance with the provisions of this Section shall be binding upon the Borrowers, each Lender and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders, and only as so directed; provided, that no such amendment, modification or supplement may be made which will:

     (a) increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, extend the Expiration Date, or extend the Maturity Date, without the written consent of each Lender affected thereby;

     (b) reduce the principal amount of or extend the time for any payment of any Loan, or reduce the amount of or rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

     (c) change the definition of "Required Lenders", amend this Section 8.03 or any other provision in this Agreement which expressly requires the unanimous written consent of all the Lenders, without the written consent of all the Lenders;

     (d) release any "Guarantor" or reduce any "Guaranteed Obligations" (as such terms are defined in the Subsidiary Guarantees) of any Guarantor under any Subsidiary Guaranty in connection with the sale or other disposition of all of the capital stock of and other equity interests in such Guarantor to a Person or Persons other than any Borrower or any Subsidiary of any Borrower, which sale or other disposition is in compliance with this Agreement and the Loan Documents (a "Permitted Sale"), without the written consent of the Required Lenders;

     (e) release any "Guarantor" or reduce any "Guaranteed Obligations" (as such terms are defined in the Curtiss-Wright Guaranty or Subsidiary Guarantees, as applicable) of any

Guarantor under the Curtiss-Wright Guaranty or any Subsidiary Guaranty, other than in connection with a Permitted Sale, without the written consent of all Lenders; or

     (f) amend or waive any of the provisions of Article VII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

provided, further, that Transfer Supplements may be entered into in the manner provided in Section 8.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

     8.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which either the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

     8.05. Notices.

     (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. All notices given to Curtiss-Wright under this Agreement shall be deemed to be given to each Borrower. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

     (b) Any Lender giving any notice to the Borrowers shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

     (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrowers, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

     (d) The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.

     8.06. Expenses; Taxes; Indemnity.

     (a) Curtiss-Wright agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel to the Agent and, with respect to costs incurred by the Agent, or any Lender pursuant to clause (iii) below, such counsel and local counsel) incurred by the Agent or, in the case of clause (iii) below any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document, and (iii) except as to costs and expenses made necessary by reason of the gross negligence or willful misconduct of the Agent or any Lender, the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by either the Agent or any Lender, (B) any litigation brought by the Agent, any Lender or any Borrower and related in any way to this Agreement or the other Loan Documents (other than the costs and expenses incurred by the Agent or any Lender, respectively, in connection with any litigation which results in a final, non-appealable judgment against the Agent or such Lender) and (C) any proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

     (b) The Borrowers hereby agree to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrowers agree to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions other than those resulting from omissions to pay or delays in payment attributable to the acts or omissions of the Agent or any Lender.

     (c) Curtiss-Wright hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, any act or conduct of any Borrower with respect to or in connection with the transactions described in this Agreement or any other Loan Document, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any requirement of Law or any other Law by any Borrower or any Subsidiary of any Borrower); or any exercise by either the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrowers under this subsection (c), or any other indemnification obligation of the Borrowers hereunder or under any other Loan Document, are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     8.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     8.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

     8.09. Duration; Survival. All representations and warranties of the Borrowers contained herein or in any other Loan Document or made in connection herewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by the Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrowers contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrowers hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrowers' rights to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrowers of all Obligations, termination of the Borrowers' rights to borrow hereunder, and all other events or conditions whatever.

     8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     8.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan

Document, the Borrowers shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrowers, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

     8.12. Set-Off. The Borrowers hereby agree that, to the fullest extent permitted by law, if any Obligation of any Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to such Borrower, to set-off against and to appropriate and apply to the Obligation any indebtedness, liability or obligation of any nature owing to such Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to such Borrower or any other Person, whether such indebtedness, obligation or liability owed to such Borrower is contingent, absolute, matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrowers hereby agree that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

     8.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrowers Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared Pro Rata among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a Pro Rata sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

     8.14. Successors and Assigns; Participations; Assignments.

     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their respective rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void.

     (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitments and the Loans owing to such Lender and any Note held by such Lender); provided, that

          (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (iv) such Participant shall be bound by the provisions of Section 8.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

          (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c), (d) or (e) of Section 8.03 hereof; notwithstanding the foregoing, in no event shall any participation by any Lender have the effect of releasing such Lenders from its obligations hereunder, and

          (vi) no Participant shall be a Borrower or a Subsidiary or an Affiliate of any Borrower.

The Borrowers agree that any such Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 8.06 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time but only to the extent such Participant sustains such losses; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred; provided, further, that any such Participant, as a condition precedent to receiving the benefits of Sections 2.10, 2.12 and 8.06, shall agree in writing to indemnify the Borrowers and hold them harmless as against any and all claims or demands by or liabilities to the transferor Lender or Lenders or any other Person for an amount which in whole or in part duplicates, but only to the extent of such duplication, the amount or amounts to be paid to such Participant under this Section.

     (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Revolving Credit Commitments and Loans owing to such Lender and any Note held by such Lender) to any Lender, any affiliate of any Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

          (i) any such assignment to a Purchasing Lender which is not a Lender shall be made only with the consent of Curtiss-Wright if no Event of Default has occurred and is continuing (which consent if required shall not be unreasonably withheld) and the Agent,

          (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Revolving Credit Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Revolving Credit Commitments and Loans then outstanding,

          (iii) each such assignment shall be of a constant, and not a varying, percentage of each Revolving Credit Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

          (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit C to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of $2,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Transfer Supplement

     (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of any Lender hereunder, and

     (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrowers, at their expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Revolving Credit Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Revolving Credit Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the applicable Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of any Borrower or the Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Financial and Other Information. The Borrowers authorize the Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrowers and their respective Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of such Borrowers in connection with this Agreement or any other Loan Document or such Person's credit evaluation of such Borrowers and their respective Subsidiaries and Affiliates; subject, however, to the provisions of Section 8.16 hereof.

     8.15. Governing Law; Submission to Jurisdiction; Limitation of Liability.

     (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

     (b) Certain Waivers. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY AND COUNTY OF NEW YORK, NEW YORK, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM;

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION
     8.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

          (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

     (c) Appointment of Curtiss-Wright as Process Agent. IN ADDITION TO THE CONSENT TO SERVICE SET FORTH IN CLAUSE (b) HEREOF, ANY SUBSIDIARY THAT IS NOT A SUBSIDIARY THAT IS ORGANIZED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA THAT BECOMES A BORROWER HEREUNDER (INCLUDING CURTISS-WRIGHT ANTRIEBSTECHNIK GMBH) HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS CURTISS-WRIGHT AS ITS AGENT TO RECEIVE, ON BEHALF OF ITSELF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, AND CURTISS-WRIGHT HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS SUCH APPOINTMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH SUBSIDIARY IN CARE OF CURTISS-WRIGHT AT ITS ADDRESS FOR NOTICES AS SET FORTH IN
SECTION 10.05, AND SUCH SUBSIDIARY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS CURTISS-WRIGHT TO ACCEPT SUCH SERVICE ON ITS BEHALF.

     8.16. Confidentiality. Each party hereto agrees to keep confidential any information concerning the business and financial activities of the other party hereto obtained in connection with this Agreement except information which (a) is lawfully in the public domain, (b) is obtained from a third party who is not bound by an obligation of confidentiality with respect to such information, (c) is required to be disclosed to any Governmental Authority having jurisdiction over such Person but only to the extent of such requirement, or (d) is disclosed by the Agent or any Lender in accordance with Section 8.14 hereof.

     8.17. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provision thereof.


                         [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


ATTEST:                                 CURTISS-WRIGHT CORPORATION


By                                      By
  -----------------------------------     --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]
                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680

ATTEST:                                 CURTISS-WRIGHT FLIGHT SYSTEMS, INC.


By                                      By
  ----------------------------------      --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]
                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

ATTEST:                                 CURTISS-WRIGHT FLOW CONTROL CORPORATION


By                                      By
  -----------------------------------     --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]

                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680

ATTEST:                                 METAL IMPROVEMENT COMPANY, INC.


By                                      By
  -----------------------------------     --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]

                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

ATTEST:                                 CURTISS-WRIGHT FLOW CONTROL SERVICE
                                        CORPORATION


By                                      By
  -----------------------------------     --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]

                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

ATTEST:                                 CURTISS-WRIGHT ANTRIEBSTECHNIK GmbH


By                                      By
  -----------------------------------     --------------------------------------
  Title:                                  Gary J. Benschip
                                          Treasurer

[Corporate Seal]

                                        Address for Notices:

                                        1200 Wall Street West
                                        Suite 501
                                        Lyndhurst, NJ 07071
                                        Attn: Gary J. Benschip
                                              Treasurer

                                        Telephone: 201-896-8439
                                        Telecopier: 201-438-5680


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        THE BANK OF NOVA SCOTIA, as Agent and
                                        Lender


                                        By
                                          --------------------------------------


                                        Initial Revolving Credit
                                        Committed Amount: $13,600,000.00

                                        Commitment Percentage: 15.1111111111%

                                        Address for Notices:

                                        One Liberty Plaza
                                        New York, NY  10006

                                        Attn: _____________________

                                        Telephone:
                                        Telecopier:


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        FLEET NATIONAL BANK, as Syndication
                                        Agent and Lender


                                        By
                                          --------------------------------------
                                          Russ Lopinto
                                          Senior Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $12,800,000.00

                                        Commitment Percentage: 14.2222222222%

                                        Address for Notices:

                                        750 Walnut Ave
                                        Cranford, NJ 07016
                                        MAILSTOP: 46701H

                                        Attn: Russ Lopinto

                                        Telephone: 908-709-6688
                                        Telecopier: 908-709-6055


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        SUNTRUST BANK, as Documentation Agent
                                        and Lender


                                        By
                                          --------------------------------------
                                          Karen Copeland
                                          Vice President

                                        Initial Revolving Credit
                                        Committed Amount: $12,800,000.00

                                        Commitment Percentage: 14.2222222222%

                                        Address for Notices:

                                        711 Fifth Avenue, 16th Floor
                                        New York, NY 10022

                                        Attn: Armen Karozichian

                                        Telephone: 212-583-2604
                                        Telecopier: 212-371-7342


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Lender


                                        By
                                          --------------------------------------
                                          Paul E. Kelleman
                                          Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $10,000,000.00

                                        Commitment Percentage: 11.1111111111%

                                        Address for Notices:

                                        One Garret Mountain Pl
                                        W Paterson, NJ 07424

                                        Attn: Paul E. Kelleman

                                        Telephone: 973-881-5188
                                        Telecopier: 973-881-5288


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        THE BANK OF NEW YORK, as Lender


                                        By
                                          --------------------------------------
                                          Thomas J. Sweeney
                                          Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $10,000,000.00

                                        Commitment Percentage: 11.1111111111%

                                        Address for Notices:

                                        385 Rifle Camp Rd.
                                        W. Paterson, NJ 07424

                                        Attn: Thomas J. Sweeney

                                        Telephone: 973-357-7753
                                        Telecopier: 973-357-7705


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        MELLON BANK, N. A., as Lender


                                        By
                                          --------------------------------------
                                          J. Wade Bell
                                          Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $10,000,000.00

                                        Commitment Percentage: 11.1111111111%

                                        Address for Notices:

                                        1735 Market St., 4th Floor
                                        Philadelphia, PA 19103

                                        Attn: J. Wade Bell

                                        Telephone: 215-553-3875
                                        Telecopier: 215-553-4899


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        JPMORGAN CHASE BANK, as Lender


                                        By
                                          --------------------------------------
                                          Brendan L. Walsh
                                          Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $10,000,000.00

                                        Commitment Percentage: 11.1111111111%

                                        Address for Notices:

                                        495 Route 46 West
                                        Fairfield NJ 07004

                                        Attn: Brendan L. Walsh

                                        Telephone: 973-439-5064
                                        Telecopier: 973-439-5019


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        CITIBANK, N.A., as Lender


                                        By
                                          --------------------------------------
                                          Anthony V. Pantina
                                          Vice President


                                        Initial Revolving Credit
                                        Committed Amount: $10,800,000.00

                                        Commitment Percentage: 12%

                                        Address for Notices:

                                        666 Fifth Avenue, 3rd Floor
                                        New York, NY 10103

                                        Attn: Anthony V. Pantina

                                        Telephone: 212-830-4956
                                        Telecopier: 212-830-4905


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                             THE BANK OF NOVA SCOTIA

RECEIPT OF STERLING

     DIRECT CHAPS       The Bank of Nova Scotia
                        CHAPS Sort Code: 40-52-72

         &/Or           HSBC Plc
                        International Division, 27-32 Poultry, London Sort Code: 40-05-15
                        Swift Code: MIDLGB22
                        For A/C of: The Bank of Nova Scotia
                        Account No: 37817955


RECEIPT OF CAN.
DOLLARS                 The Bank Of Nova Scotia
                        International Banking Division, Toronto, Canada Swift Code: NOSCCATT
                        For A/C of: The Bank of Nova Scotia
                        Account No: 0600938

RECEIPT OF EURO         HSBC Plc
                        International Division, 27-32 Poultry, London
                        Swift Code: MIDLGB22
                        For A/C of: The Bank of Nova Scotia
                        Account No: 39023543


RECEIPT OF SWISS
FRCS                    Union Banque Suisse AG
                        Zurich, Switzerland.
                        Swift Code: UBSWCHZH80A
                        For A/C of: The Bank of Nova Scotia, London
                        Account No: 230.44053.05T

RECEIPT OF DANISH
KNR                     Unibank A/S
                        Copenhagen, Denmark
                        Swift Code: UNIBDKKK
                        For A/C of: The Bank of Nova Scotia, London
                        Account No: 5000400738




                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

RECEIPT OF SWEDISH
KNR                     Swedbank
                        Stockholm
                        Swift Code: SWEDSESS
                        For A/C of: The Bank of Nova Scotia, London
                        Account No: 8901 0000016915





                      [SIGNATURE PAGE TO CREDIT AGREEMENT]